Exhibit 99.1

CONFIDENTIAL DRAFT

Soluna and Bitdeer Expand Agreement to 35 MW at Project Kati 1

Amendment adds approximately 7 MW and brings the deployment to approximately 2.42 EH/s, fully subscribing the site’s K1BC phase

ALBANY, NY, September 28, 2026 - Soluna Holdings, Inc. (“Soluna” or the “Company”) (NASDAQ: SLNH), a developer of green data centers for intensive computing applications, including AI and Bitcoin mining, today announced an amended agreement with Dory Creek, LLC, a wholly owned subsidiary of Bitdeer Technologies Group (“Bitdeer”) (NASDAQ: BTDR), a world-leading technology company for AI and Bitcoin mining infrastructure. Under the amendment expanding the partnership, Bitdeer will deploy approximately 7 MW of additional Bitcoin mining equipment at Soluna’s Project Kati 1 in South Texas, bringing its total deployment at the site to 35 MW and approximately 2.42 EH/s of hash rate. Hash rate is measured in exahashes per second (EH/s) and reflects the computing power dedicated to Bitcoin mining. This marks the first expansion of the partnership and is expected to be complete in November 2026.

Project Kati 1 is an 83 MW wind-powered data center in Willacy County, Texas. The Bitdeer deployment is located in the site’s K1BC phase, which is now fully subscribed.

The agreement takes the form of a co-mining arrangement, a structure Soluna introduced to its Bitcoin platform in August. Soluna provides the site, power, and turnkey operations; Bitdeer provides and owns its Sealminer A2 Pro Air mining equipment, and the parties share in the mining proceeds the deployment generates. The amendment carries the same structure as the original agreement.

“We entered our first co-mining agreement with Bitdeer in August, and we are expanding it before that deployment is even finished,” said John Belizaire, CEO of Soluna. “That is the strongest endorsement either of us could give the structure. Kati 1 is fully spoken for, and the operating history we are building there is what makes the next site possible.”

For more information, visit www.solunacomputing.com.

Safe Harbor Statement

This announcement contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including the anticipated timing and completion of the deployment described in this release, the expected hash rate and capacity contribution of that deployment, the expected economics of the co-mining structure, the potential for additional deployments or further expansion of the Company’s relationship with Bitdeer, whether at Project Kati or at other current or future Soluna sites, and the Company’s development pipeline. These forward-looking statements can be identified by terminology such as “will,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” “confident,” “possible,” “positions,” “enables,” “makes possible,” and similar statements. Soluna may also make written or oral forward-looking statements in its periodic reports to the U.S. Securities and Exchange Commission (“SEC”), in its annual report to shareholders, in press releases and other written materials, and in oral statements made by its officers, directors, or employees to third parties. Statements that are not historical facts, including but not limited to statements about Soluna’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, further information regarding which is included in the Company’s filings with the SEC. All information provided in this press release is as of the date of the press release, and Soluna undertakes no duty to update such information, except as required under applicable law.

About Soluna Holdings, Inc. (Nasdaq: SLNH)

Soluna is on a mission to make renewable energy a global superpower, using computing as a catalyst. The Company designs, develops, and operates digital infrastructure that transforms surplus renewable energy into global computing resources. Soluna’s pioneering data centers are strategically co-located with wind, solar, or hydroelectric power plants to support high-performance computing applications, including Bitcoin Mining, Generative AI, and other compute-intensive applications. Soluna’s proprietary software MaestroOS™ helps energize a greener grid while delivering cost-effective and sustainable computing solutions and superior returns. To learn more, visit solunacomputing.com and follow us on:

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Soluna regularly posts important information on its website and encourages investors and potential investors to consult the Soluna investor relations and investor resources sections of its website regularly.

About Bitdeer Technologies Group

Bitdeer is a world-leading technology company for AI and Bitcoin mining infrastructure. Bitdeer is committed to providing comprehensive Bitcoin mining solutions for its customers and building AI computational infrastructure to support the AI revolution. Bitdeer handles complex processes involved in computing such as equipment procurement, transport logistics, data center design and construction, equipment management and daily operations. Bitdeer also offers advanced cloud capabilities to customers with high demand for artificial intelligence. Headquartered in Singapore, Bitdeer has deployed data centers across multiple countries, including the United States, Norway, Bhutan, Ethiopia, and Malaysia.

To learn more, visit https://ir.bitdeer.com/ or follow Bitdeer on X @Bitdeer and LinkedIn @Bitdeer.

Contacts

West of Fairfax for Soluna

Soluna@westof.co